Exhibit 10.3

Award Number:
Grantee Name:

FORM OF KINETIC CONCEPTS, INC.
2004 EQUITY PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

          THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Award Agreement”) is made and entered into as of _______________, 200__ (the “Date of Grant”), by and between Kinetic Concepts, Inc., a Texas corporation (the “Company”), and [_________________________] (the “Grantee”).  Capitalized terms not defined herein shall have the meaning ascribed to them in the Company’s 2004 Equity Plan (the “Plan”).  Where the context permits, references to the Company or any of its Subsidiaries or affiliates shall include the successors to the foregoing.

          Pursuant to the Plan, the Administrator has determined that the Grantee is to be granted Restricted Stock Units, subject to the terms and conditions set forth in the Plan and herein, and hereby grants such Restricted Stock Units.  Each Restricted Stock Unit represents a hypothetical Common Share and will, at all times the Award Agreement is in effect, be equal in value to one Common Share.

          1.     Grant of Restricted Stock Units.  The Company hereby grants to the Grantee [_______] Restricted Stock Units (the "Award") on the terms and conditions set forth in the Award Agreement and as otherwise provided in the Plan.

          2.     Terms and Conditions of Award.  The Award shall be subject to the following terms, conditions and restrictions:

                  (a)     Vesting.  TheRestricted Stock Units shall vest at such time or times, and/or upon the occurrence of such events as are set forth in Appendix A hereto.

                  (b)     Nontransferability.  Restricted Stock Units and any interest therein, may not be sold, transferred, pledged, hypothecated, assigned or otherwise encumbered or disposed of, except by will or the laws of descent and distribution, to the extent applicable.  Any attempt to dispose of any
                            Restricted Stock Units in contravention of any such restrictions shall be null and void and without effect.

                  (c)     Rights as a Shareholder.  Restricted Stock Units represent only hypothetical shares; therefore, the Grantee is not entitled to any of the rights or benefits generally accorded to stockholders with respect thereto, except upon vesting, to the extent provided in Paragraph 2(d).

                  (d)     Benefit Upon Vesting.  Upon the vesting of a Restricted Stock Unit, the
                            Grantee shall be entitled to receive, within 30 days of the date on which such Restricted Stock Unit vests, an amount in cash, Shares or a combination of the foregoing, as determined by the Administrator in its sole discretion equal, per Restricted Stock Unit, to the sum of (1) the
                            Fair Market Value of a Share on the date on which such Restricted Stock
                            Unit vests and (2) the aggregate amount of cash dividends paid with respect to a Share during the period commencing on the Date of Grant and terminating on the date on which such unit vests.

                  (e)     Effect of Conduct Constituting Cause; Termination of Employment o
                            Service; or Change in Control.

                           (i)     If at any time (whether before or after termination of employment or service) the Administrator determines that the Grantee has engaged in conduct that would constitute Cause for termination, the Administrator may provide for the immediate forfeiture of the
                                     Award (including any securities, cash or other property issued upon settlement of the Award), whether or not the Restricted Stock
                                     Units have vested.  Any such determination by the Administrator shall be final, conclusive and binding on all persons.

                          (ii)     If the Grantee’s employment with or service to the Company and any Subsidiary terminates for any reason, then the Grantee shall immediately forfeit any rights to the Restricted Stock Units that have not vested as of the date of termination, if any, the Grantee shall have no further rights thereto and such Restricted Stock Units shall immediately terminate; provided that if a Subsidiary ceases to be a Subsidiary of the Company, then, as of such date of cessation, the Grantee's employment with or service to the Subsidiary shall be deemed to have terminated.

                         (iii)     Upon the occurrence of a Change in Control, all unvested
                                     Restricted Stock Units shall immediately vest, unless the Award is either assumed or an equitable substitution is made therefor.  In addition, if the Grantee’s employment with or service to the
                                     Company and any Subsidiary thereof is terminated other than for
                                     Cause within 24 months following a Change in Control, all
                                     outstanding unvested Restricted Stock Units shall immediately vest.

                  (f)     Taxes.  Pursuant to Section 14 of the Plan, the Company (or Subsidiary
                           or affiliate, as the case may be) has the right to require the Grantee to remit to the Company (or Subsidiary or affiliate, as the case may be) in cash an amount sufficient to satisfy any federal, state and local tax withholding requirements related to the Award.  With the approval of the Administrator, the Grantee may satisfy the foregoing requirement by electing to have the Company withhold from delivery Shares (to the extent applicable) or by delivering Shares, in each case, having a value equal to the aggregate required minimum tax withholding to be collected by the Company or any Subsidiary or affiliate thereof.  Such Shares shall be valued at their Fair Market Value on the date on which the amount of
                           tax to be withheld is determined.   Fractional share amounts shall be
                           settled in cash.

          3.     Adjustments.  The Award and all rights and obligations under the Award Agreement are subject to Section 5 of the Plan.

          4.     Notice.  Whenever any notice is required or permitted hereunder, such notice shall be in writing and shall be given by personal delivery, facsimile, first class mail, certified or registered with return receipt requested.  Any notice required or permitted to be delivered hereunder shall be deemed to have been duly given on the date that it is personally delivered or, whether actually received or not, on the third business day after mailing or 24 hours after transmission by facsimile to the respective parties named below.

                      If to the Company:          Kinetic Concepts, Inc.
                                                              Attn.:  Chief Financial Officer
                                                              8023 Vantage Drive
                                                              San Antonio, TX  78230
                                                              Phone:  (210) 255-6456
                                                              Fax:  (210) 255-6125

                      If to the Grantee:            [Name of Grantee]
                                                              [Address]
                                                              ______________________
                                                              Facsimile:  _____________

                      Either party may change such party’s address for notices by duly giving notice pursuant hereto.

          5.     Compliance with Laws.

                  (a)     Shares (to the extent payable hereunder) shall not be issued pursuant to the Award granted hereunder unless the issuance and delivery of such
                           Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
                           The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any interests in the Plan or any Shares to be issued hereunder or to effect similar compliance under any state laws.

                  (b)     All certificates for Shares delivered under the Plan (to the extent applicable) shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange
                           Commission, any stock exchange upon which the Shares may then be listed, and any applicable federal or state securities law, and the
                           Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.  The
                           Administrator may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such agreements and representations as the Administrator, in its sole discretion, deems necessary or desirable.

          6.     Protections Against Violations of Agreement.  No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Shares underlying the Award by any holder thereof in violation of the provisions of the Award Agreement, the Plan or the Articles of Incorporation or the Bylaws of the Company, will be valid, and the Company will not transfer any such Shares on its books nor will any such Shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with such provisions to the satisfaction of the Company.  The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

          7.     Failure to Enforce Not a Waiver.  The failure of the Company to enforce at any time any provision of the Award Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

          8.     Governing Law.  The Award Agreement shall be governed by and construed according to the laws of the State of Texas without regard to its principles of conflict of laws.

          9.     Incorporation of the Plan.  The Plan, as it exists on the date of the Award Agreement and as amended from time to time, is hereby incorporated by reference and made a part hereof, and the Award and the Award Agreement shall be subject to all terms and conditions of the Plan.  In the event of any conflict between the provisions of the Award Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise.  The term “Section” generally refers to provisions within the Plan (except where denoted otherwise); provided, however, the term “Paragraph” shall refer to a provision of the Award Agreement.

         10.     Amendments.  The Award Agreement may be amended or modified at any time, but only by an instrument in writing signed by each of the parties hereto.

         11.     Agreement Not a Contract of Employment.  Neither the Plan, the granting of the Award, the Award Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Grantee has a right to continue to be employed by, or to provide services as a director, consultant or advisor to, the Company, any Subsidiary or affiliate thereof for any period of time or at any specific rate of compensation.

         12.     Authority of the Administrator.  The Administrator shall have full authority to interpret and construe the terms of the Plan and the Award Agreement.  The determination of the Administrator as to any such matter of interpretation or construction shall be final, binding and conclusive.

         13.     Binding Effect.  The Award Agreement shall apply to and bind the Grantee and the Company and their respective permitted assignees or transferees, heirs, legatees, executors, administrators and legal successors.

         14.     Tax Representation.  The Grantee has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by the Award Agreement.  The Grantee is relying solely on such advisors and not on any statement or representations of the Company or any of its agents.  The Grantee understands that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by the Award Agreement.

         15.     Acceptance.  The Grantee hereby acknowledges receipt of a copy of the Plan and the Award Agreement.  Grantee has read and understands the terms and provisions thereof, and accepts the Award subject to all the terms and conditions of the Plan and the Award Agreement.

                                                   [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have executed and delivered the Award Agreement on the day and year first above written.

                                                                KINETIC CONCEPTS, INC.

                                                                By:
                                                                 Name:
                                                                 Title:

                                                                GRANTEE

                                                                Signature:
                                                                 Name:
                                                                 Address:

                                                                 Telephone No.:
                                                                 Social Security No.:

Number of
Date of Grant	Restricted StockUnits

___________	_________________

APPENDIX A

[This Appendix sets forth the procedure for determining whether and when the Restrictions on the Award will lapse.  The Restrictions on the Award will lapse according to the following schedule, subject to acceleration as described below:]

Lapse Date,	Portion of Award with respect to which
Anniversary of Grant Date	Restricted Lapse
2010	1/3
2011	1/3
2012	1/3

Performance Based Acceleration

[Acceleration of lapsing is based on the Company’s performance against the prior fiscal year’s Consolidated Financial Metric (“CFM”) for the Company, which will be calculated by the Compensation Committee in accordance with the Company’s Annual Incentive Bonus Guidelines (the “AIB”).  For each 25% increase in the CFM over the prior fiscal year’s CFM, lapsing of Restrictions will be accelerated by 1 year for the entire Award, as follows:

% Improvement	First Lapse Date,	Second Lapse Date	Third Lapse Date
over prior year's CFM	Anniv. of Grant Date	Anniv. of Grant Date	Anniv. of Grant Date
25%	2009	2010	2011
50%	2008	2009	2010
75%	2007	2008	2009

The Compensation Committee will determine the Company’s CFM performance against the prior fiscal year’s CFM on a quarterly basis at the next regularly scheduled Board meeting following the end of each fiscal quarter.  The CFM will be calculated in the same manner as under the AIB, with such adjustments for special and non-recurring items as the Compensation Committee deems appropriate.  The quarterly CFM measurement will be made based on performance over the last twelve months ending with the coinciding fiscal quarter.  If a CFM target is achieved after the date to which lapsing would be accelerated, then the Restrictions on the corresponding portion of the Award will lapse on the date that the Compensation Committee makes the determination that the CFM target has been achieved.]

[Acceleration of lapsing will be based on the following performance criteria, as determined by the Compensation Committee of the Board of Directors.  Restricted Stock Units may be subject to complete forfeiture and vesting may ensue after employee's services cease.]